Exhibit 99.1

STORE Capital Appoints Catherine D. Rice to Board of Directors

Company Release – October 31, 2017 06:45 AM

SCOTTSDALE, Ariz.--(BUSINESS WIRE)--STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, announced today the appointment of Catherine D. (“Katy”) Rice to its Board of Directors. Ms. Rice will serve on the Company’s Audit Committee.

“Katy has extensive real estate, leadership, strategy, operations and capital markets experience gained over a 30-year career at a public net-lease REIT, a public real estate finance company, and as an investment banker with top Wall Street firms,” said Christopher Volk, STORE’s Chief Executive Officer. “We enthusiastically welcome Katy to our Board and look forward to drawing upon her broad experience as we continue STORE’s growth and portfolio expansion for the benefit of our shareholders.”

Ms. Rice has over 30 years of experience in the real estate capital and investment markets and in the management and operation of public and private real estate companies. Most recently, Ms. Rice was a Senior Managing Director and CFO of W.P. Carey, one of the largest public global net-lease REITs. While at W.P. Carey, Ms. Rice completed a comprehensive reorganization of the finance, accounting, and IT functions as well as the development of the investor relations and capital markets areas to facilitate the company’s growth plan. She was responsible for financial strategy, public capital-raising initiatives and company-wide strategic evaluation, and was also a member of the operating and investment committees.

Earlier, Ms. Rice was a partner at Parmenter Realty Partners, a private real estate investment firm focused on distressed and value-add properties in the southern regions of the U.S. Her responsibilities included both capital raising and investing for the firm’s fourth fund.  Prior to that, Ms. Rice was the CFO of iStar Financial, a publicly traded finance company focused on the commercial real estate industry, where she was responsible for financial strategy and capital-raising initiatives, financial reporting and investor relations.

Ms. Rice spent the first 16 years of her career as a professional in the real estate investment banking groups of Merrill Lynch, Lehman Brothers and Banc of America Securities. During her career as an investment banker, she was involved in numerous capital-raising and strategic advisory transactions, including REIT IPOs, public and private debt and equity offerings, mergers and acquisitions, leveraged buyouts, and asset and corporate acquisitions and dispositions. Ms. Rice received a B.A. degree from the University of Colorado and an M.B.A. from Columbia University.

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in over 1,800 property locations, substantially all of which are profit centers, in 48 states. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts, including the statement regarding the Company’s continued growth and portfolio expansion, contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Financial Profiles, Inc.
STORECapital@finprofiles.com
Investors:
Moira Conlon, 310-622-8220
Kristen Papke, 310-622-8225
Media:
Tricia Ross, 310-622-8226